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                                                                    EXHIBIT 4.01




          NUMBER                                                 SHARES
      [            ]                                         [            ]
INCORPORATED UNDER  THE LAWS       [S]      [C]                 PAR VALUE
  OF THE STATE OF DELAWARE       SPECIALTY CATALOG            $.01 PER SHARE
                                     C O R P.


                                                                 SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS

                                                             CUSIP  84748Q  10 3


THIS CERTIFIES THAT






IS THE OWNER OF


          FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF


SPECIALTY CATALOG CORP., transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Certificate of Incorporation and By-Laws of the Corporation, each as from time to time amended (copies of which are on file with the Transfer Agent and Registrar), to all of which the holder by acceptance hereof assents. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.


                     C E R T I F I C A T E  O F  S T O C K


   WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

   Dated:


                          [(SPECIALTY CATALOG CORP.)
                        (CORPORATE SEAL 1994 DELAWARE)]


/s/                                       /s/ Steven L. Bock
PRESIDENT AND SECRETARY                   CHAIRMAN AND CHIEF EXECUTIVE OFFICER


COUNTERSIGNED AND REGISTERED:
  CONTINENTAL STOCK TRANSFER & TRUST COMPANY
                  (Jersey City, NJ)
                  TRANSFER AGENT AND REGISTRAR,

                             AUTHORIZED OFFICER